<DOCUMENT>
<TYPE>8-K
<SEQUENCE>1
<FILENAME>centricsform8k
<DESCRIPTION>FORM 8-K
<TEXT>

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: (Date of earliest event reported): December 10, 2003

CENTRICS HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

              Florida                                                001-12992                                                34-1711764
 (State or Other Jurisdiction                                (Commission                                             (IRS Employer
       of Incorporation)                                          File Number)                                            Identification No.)

                                        10150 Highland Manor Drive, Suite 236, Tampa, Florida          33610
                                                             (Address of Principal Executive Offices)                                          (Zip code)

(813) 314-2152
(Registrant's Telephone Number, Including Area Code)

NuMed Home Health Care, Inc.
(former name or former address if changed since last report)

Item Two      Acquisition or Disposition of Assets

Overview

On October 27, 2003, the Centrics Holdings Corporation (formerly NuMed Home Health Care, Inc., a Nevada Corporation) ("Centrics Holding" or the "Registrant") reincorporated as a Florida corporation. We've attached a copy of the reincorporated Articles of Incorporation.  The Registrant has adopted the bylaws of NuMed Home Health Care without change.

On December 10, 2003, the Company completed several transactions structured to create White Knight SST, Inc. the parent holding company of two subsidiaries: White Knight Strategies, Inc and SST, Inc. The mission of White Knight SST will be to consolidate the corporate reorganization efforts of the principals.

    The Company's business plan is to develop equity positions through White Knight and accumulate the Company's holdings in SST. White Knight SST will be a holding company engaged by distressed companies principally in the energy and healthcare marketplace. The Company may also accept engagements with healthy operating companies in the energy, healthcare, and building products industries.

    The Company intends to operate as a financial services company focusing on the reorganization of distressed public companies. There are currently other firms with greater financial resources and more divergent industry-related experiences that the Company and we may be unsuccessful in profitably achieving our business mission.

    While we foresee earning a portion of our income as fees for our services, the majority of our income will come from appreciation in the securities we may hold. Should the securities underlying our enterprise rise in price, then we would more than likely reflect a profit. However, should the securities underlying our enterprise decline in price below that which is our basis, then we would more than likely show a substantial loss in earnings.

    At present, the securities underlying our enterprise include approximately 20,000,000 (twenty-million) shares of Nanobac Pharmaceuticals, Inc. (trading symbol NNBP) taken at a basis of $0.70 per share and 50,000,000 shares of EarthFirst Technologies (trading symbol EFTI) taken at a basis of $0.10 per share.

    While there are other firm with greater financial resources and more experience than our Company, we believe our approach differentiates us from competitors in that we are operators, not passive investors; we do not invest in equities but rather the majority of our revenue is in the form of common stock or instruments convertible into common stock of our client companies. We evaluate the core competencies and then operate our client companies either as majority equity owners or debtors-in-possession in Chapter 11 reorganizations. Following the re-engineering of our publicly held client companies, we seek to combine each with a private company that can maximize the client company's core competency.

    The attached unaudited proforma consolidated balance sheet of White Knight SST reflects assets of $20,393,800 and liabilities of $286,400.

Acquisition of Shares - Employment of Chief Executive Officer and Chairman of the Board

    On December 10, 2003 the Company issued 114,666,666 of its common shares in exchange for 18,000,000 (eighteen million) common shares of Nanobac Pharmaceuticals, Inc. at a basis of $0.70 per share (total value of $12,600,000) and 46,000,000 (forty-six million) common shares of EarthFirst Technologies at a basis of $0.10 per share (total value $4,600,000). For the purposes of this transaction, the Company's shares were valued at fifteen cents ($0.15) per common share. A copy of the Agreement and all exhibits are attached to this Form 8-K.

    As a part of the Agreement, the Company has retained Mr. Stanton as its Chief Executive Officer for a period of three years. Mr. Stanton will also serve as the Chairman of the Company's Board of Directors. A copy of Mr. Stanton's employment agreement is attached to this Form 8-K.

Acquisition of White Knight - Employment of our President and Director

    On December 10, 2003, the Company issued 13,249,333 of its common shares in exchange for 100% of the shares of White Knight Publications, Inc. White Knight was founded in December 2001 as a financial services enterprise which provides finance and consulting principally for distressed public companies. The unaudited financial statements attached as an Exhibit to the Agreement and which are attached to this Form 8-K reflect revenues of $420,000 plus appreciation of securities of $1,930,000 minus total expenses of ($454,885) resulting in net income before taxes at November 24, 2003 of $1,895,115. The net asset value of White Knight at November 24, 2003 was estimated at $1,987,400. For the purposes of this acquisition, the Company's stock was valued at $0.15 per share. A copy of the Agreement and all exhibits is attached to this Form 8-K.

    As a part of the Agreement, the Company has retained Mr. Clancy as its President for a period of three years. Mr. Clancy will also serve as a Member of the Company's Board of Directors. A copy of Mr. Clancy's employment agreement is attached to this Form 8-K.

    As a part of the activities described in the attached Agreement, the Company will change its name to White Knight SST, Inc.

Item Seven    Financial Statements and Exhibits

a.  Financial Statements

a.1  The Company undertakes to file by amendment to this Form 8-K the required audited financial statements relating to the acquisition of White Knight Publications, Inc. no later than 60 days from the filing date of this Form 8-K.

a.2  The Company has attached to this Form 8-K as Exhibit Two of the Agreement, the unaudited Statement of Income and Balance Sheet as of November 24, 2003 relating to White Knight Publications, Inc.

b.  Proforma Financial Information

b.1  The Company has attached to this Form 8-K the unaudited consolidated Balance
       Sheet of White Knight SST, Inc. as of November 24, 2003.

c.  Other Exhibits

EX-1        Centrics Holdings Corporation Articles of Incorporation
EX-2        Master Roll Up Agreement
EX-2.1     NuMed Home Health Care, Inc. Confirmed Bankruptcy Plan
EX-2.2     White Knight Publications, Inc. unaudited financial statements
EX -2.3    PostModern Medical Systems, Inc. Assignment Agreement
EX-2.4     Shares Delivered at Closing
EX-2.5     Amendment to the Centrics Holdings Corporation Articles of Incorporation
EX-2.6     Valuation of Centrics Holdings Corporation (NUMD) Stock
EX-2.7     Minutes of the Centrics Holdings Corporation Board of Directors
EX-3       White Knight Code of Ethics
EX-4        John Stanton Employment Agreement
EX-5        Mark Clancy Employment Agreement
EX-6        SST, Inc. Articles of Incorporation
EX-7        Amendments to the White Knight Publications, Inc. Articles of Incorporation
EX-8        CEO Certification
EX-9        CFO Certification

Item Eight     Change in Fiscal Year.

Previously, the Company's fiscal year ended March 31. The Board of Directors has changed the Company's fiscal year end to now coincide with the calendar year ending December 31.

Item Ten       White Knight SST, Inc. Code of Ethics

Attached to this Form 8-K are the Company's newly adopted Code of Ethics. The Company intends to post this code on our internet website at www.whiteknightsst.com.

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centrics Holdings Corporation
registration

December 12, 2003

/s/ MARK CLANCY
President

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